UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) December 12, 2025 (December 10, 2025)

FUSEMACHINES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42909	98-1602789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

251 West 30th Street, 5th Floor

New York. New York 10001

(Address of principal executive offices and zip code)

(347) 212-5075

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FUSE	Nasdaq Stock Market LLC
Warrants to purchase shares of Common Stock	FUSEW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On December 10, 2025, Fusemachines Inc., a Delaware corporation (the “Company”) engaged KNAV CPA LLP (“KNAV”) as the Company’s independent public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2025. The engagement of KNAV was unanimously approved by the Audit Committee of the Board of Directors of the Company. During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through the date of this report, neither the Company nor anyone on its behalf consulted with KNAV regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KNAV concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K) except for the material weaknesses described in the Current Report on Form 8-K as filed with the U.S. Securities and Exchange Commission on October 29, 2025, as amended November 28, 2025.

As previously announced, on January 22, 2024, CSLM Acquisition Corp., a Cayman Islands exempted company (“CSLM”), entered into a merger agreement as amended on August 27, 2024, by and among CSLM, CSLM Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of CSLM (“Merger Sub”), Fusemachines Inc., a Delaware company (“Old Fusemachines”), and CSLM Holdings, Inc., a Delaware corporation (“CSLM Holdings”) (as amended, the “Business Combination Agreement”) to effect the business combination (the “Business Combination”). On October 22, 2025, CSLM consummated the Business Combination. In connection with the consummation of the Business Combination, CSLM merged with and into CSLM Holdings (the “Domestication”), Merger Sub merged with and into Old Fusemachines, CSLM Holdings changed its name to “Fusemachines Inc.” and Old Fusemachines changed its name to “Fusemachines USA, Inc.”

KNAV acted as the independent registered public accounting firm for Old Fusemachines for the years ended December 31, 2024 and 2023. KNAV’s report on the Company’s financial statements as of and for the years ended December 31, 2024 and December 31, 2023 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles except for an explanatory paragraph in such report regarding substantial doubt about Company’s ability to continue as a going concern.

Prior to the closing of the Business Combination, the historical financial statements of CSLM were audited by BDO USA, P.C. (“BDO”). BDO was not engaged as the independent registered public accounting firm for CSLM Holdings following the Domestication, and did not perform any review or audit of CSLM Holdings’ or the Company’s financial statements for any period after the Domestication. As a result, there was no resignation, dismissal or refusal to stand for re-appointment of an independent registered public accounting firm for the Company within the meaning of Item 4.01(a) of Form 8-K.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2025	FUSEMACHINES INC.

	By:	/s/ Sameer Maskey
Sameer Maskey
Chief Executive Officer